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  NUMBER                                                        SHARES

   [__]                       ALPHACOM CORPORATION                [__]
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
                 50,000,000 AUTHORIZED SHARES $0.001 PAR VALUE

                                                           [ CUSIP 02078R 10 3 ]
                                                                 SEE REVERSE
                                                        FOR CERTAIN DEFINITIOINS
THIS CERTIFIES THAT

Is the Owner of

    FULLY PAID AND NON-ASSESSABLE SHARES OF $0.001 PAR VALUE COMMON STOCK OF

                              ALPHACOM CORPORATION

transferable only on the books of the Company in person or by duly authroized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless conountersigned by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the said company has caused this Certificate to be executed by the facisimile signatures of its duly authroized officers and to be sealed with the facismile seal of the Company

Dated:
                              ALPHACOM CORPORATION
                                    CORPORATE
            Michael Kraft              SEAL                Michael Kraft
             SECRETARY               DELAWARE                PRESIDENT

                              COUNTERSIGNED AND REGISTERED:
                                     American Securities Transfer & Trust, Inc.
                                            P.O. Box 1598
                                        Denver, colorado 80201

                              By________________________________________________
                                Transfer Agent & Registered Authorized Signiture

       THIS PROOF MUST HAVE
PROOF  YOUR O.K. AND SIGNATURE
       BEFORE PRINTING

O.K. AS IS  MK  O.K. AS CORRECTED
           ----                  --------

Signature /s/ Michael Kraft
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